UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Bassett Furniture Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BASSETT FURNITURE INDUSTRIES, INCORPORATED

Bassett, Virginia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 11, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company”), will be held on Wednesday, March 11, 2026, at 10:00 a.m., local time (the “Annual Meeting”), virtually, via live audio webcast. You can access the Annual Meeting by visiting https://meetings.lumiconnect.com/200-283-394-171 (password: bassett2026). To participate in the Annual Meeting, you will need the 11-digit control number included on your proxy card if you are a registered shareholder or the 16-digit control number obtained in the manner prescribed by your nominee. We encourage you to access the meeting prior to the start time to allow time for check in. Please note that there is no in-person Annual Meeting for you to attend. If you experience technical difficulties during the check-in process or during the meeting, please contact https://go.lumiglobal.com/faq for assistance. If your shares are not registered in your own name and you plan to vote online and ask questions during the annual meeting, you must contact your broker or nominee in whose name your shares are registered to obtain a legal proxy.

The Annual Meeting will be held for the purpose of considering and acting upon the following:

1.	To elect each of the nine director nominees named in this proxy statement for a one-year term or until his or her successor is duly elected and qualified.

2.	A proposal to ratify the selection of Grant Thornton LLP as its independent registered public accounting firm for the fiscal year ending November 28, 2026.

3.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers (“say-on-pay”).

4.	A proposal to approve an amendment to the Company’s 2017 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance by 200,000.

5.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 23, 2026 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT TO US. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES BY RETURNING THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE VIRTUAL MEETING AND VOTE VIRTUALLY AT THE MEETING.

By Order of the Board of Directors

Robert H. Spilman, Jr.
Chairman and Chief Executive Officer

Bassett, Virginia

February 9, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 11, 2026

The Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders and the Annual Report for the fiscal year ended November 29, 2025 are available at http://investors.bassettfurniture.com.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

3525 Fairystone Park Highway, Bassett, Virginia 24055

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company” or “Bassett”) to be held at 10:00 a.m., local time, on Wednesday, March 11, 2026, virtually, via live audio webcast at https://meetings.lumiconnect.com/200-283-394-171. During the virtual meeting, stockholders of record or street holders who have obtained a legal proxy from their broker or nominee will be able to vote shares electronically and submit appropriate questions online during the annual meeting and the Company will answer appropriate questions, subject to time constraints. Questions relevant to meeting matters that the Company does not have time to answer during the meeting will be responded to in writing. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about February 9, 2026.

The Company’s directors, officers and employees may solicit proxies in person or by telephone, e-mail, or other means for no additional compensation. Brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, will be asked to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

Any stockholder of record may revoke his or her proxy before it is exercised by (1) sending written notice to Jay R. Hervey, Vice President, Secretary and General Counsel, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055, (2) timely delivering a valid, later-dated proxy or (3) by voting electronically during the meeting. Any beneficial owner of common stock may revoke his or her proxy before it is exercised by contacting his or her bank, broker or other stockholder of record and submitting revised voting instructions. Proxies received by the Company that are in proper form will be voted as set forth on the proxy at the meeting or any adjournment of the meeting. If your shares are held in street name with your broker or by a nominee, you may not vote your shares electronically or ask questions at the virtual meeting unless you obtain a legal proxy from your broker or nominee who is the stockholder of record with respect to your shares.

The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

Stockholders present or represented, via webcast or by proxy, and entitled to vote on a matter at the meeting, or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock, par value $5.00 per share, of the Company (the “common stock”) held by them of record at the close of business on January 23, 2026, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding on January 23, 2026, was 8,686,117. When voting is properly authorized over the Internet, electronically at the meeting or proxy cards are properly dated, executed and returned, the Common Stock will be voted in accordance with the instructions of the stockholder.

If you hold your shares in street name through a brokerage account, your broker may or may not vote your shares in its discretion in the absence of your voting instructions, depending on the proposals before the meeting. Pursuant to the rules of the New York Stock Exchange, which govern voting by brokers at the Annual Meeting, your broker may vote your shares in its discretion on “routine matters.” We believe that the ratification of the appointment of our independent registered public accounting firm is a routine matter on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. We believe that the election of directors, the say-on-pay advisory vote and the approval of the amendment to the 2017 Employee Stock Purchase Plan are not routine matters. When a matter is not routine and brokers have not received voting instructions from their clients, brokers cannot vote the shares on that matter. This is commonly referred to as a broker non-vote.

Presence via webcast or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast. Action on Proposals 2, 3 and 4 will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter. Accordingly, abstentions, votes withheld, broker or nominee non-votes (if any), and shares represented by proxies reflecting broker or nominee non-votes will have no effect on Proposals 1, 2, 3 and 4.

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single proxy statement and annual report with separate proxy cards, will be delivered to multiple stockholders who share an address, unless we receive other instructions. If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

Principal Stockholders and Holdings of Management

The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company as of January 23, 2026. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of common stock outstanding

GAMCO Investors, Inc., et al. One Corporate Center Rye, NY 10580	934,150	(1)	10.8%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	738,964	(2)	8.5%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	474,128	(3)	5.5%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	458,719	(4)	5.3%

Aegis Financial Corporation 6862 Elm Street, Suite 830 McLean, Virginia 22101	476,643	(5)	5.5%

Auto Services Company, Inc. 1793 HWY 201 N Mountain Home, AR 72653	756,317	(6)	8.7%

(1)

As reported in a Schedule 13D/A filed on March 18, 2021, Gabelli Funds, LLC has sole voting and dispositive power with respect to 199,300 of these shares; GAMCO Asset Management Inc. has sole voting power with respect to 624,950 of these shares and sole dispositive power with respect to 673,850 of these shares; Teton Advisors, Inc. has sole voting and dispositive power with respect to 61,000 of these shares; and Mario Gabelli is deemed to have beneficial ownership of the shares held by each of the foregoing persons. See the Schedule 13D/A for certain disclaimers of beneficial ownership and interests of related entities in these shares.

(2)

Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment manager, adviser or sub-adviser. Dimensional has sole dispositive power with respect to 738,964 of these shares and sole voting power with respect to 728,006 of these shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is based upon a Schedule 13G/A filed on February 9, 2024 by Dimensional.

(3)

As reported in a Schedule 13G filed on October 17, 2025, BlackRock, Inc., a holding company, has sole dispositive power with respect to 474,128 of these shares and sole voting power with respect to 462,679 of the shares held by certain of its subsidiaries, none of which individually owns more than 5% of the outstanding shares of Common Stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of these shares.

(4)

As reported in a Schedule 13G filed on February 13, 2024, The Vanguard Group, a registered investment advisor, has sole dispositive power with respect to 454,937 of these shares and shared dispositive power with respect to 3,782 of these shares. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein.

(5)

As reported in a Schedule 13G filed on February 8, 2024, Aegis Financial Corporation, a registered investment advisor, has shared voting and dispositive power with respect to these shares. These shares may be deemed beneficially owned by (1) Aegis Financial Corporation by virtue of its investment discretion and/or voting authority granted by certain clients; and (2) Scott L. Barbee by virtue of his control of Aegis Financial Corporation. Mr. Barbee disclaims beneficial ownership of all such shares. The clients of Aegis Financial Corporation, a registered investment adviser, including one investment company registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares.

(6)

As reported in a Schedule 13D/A filed on June 28, 2024, Auto Services Company, Inc. (“ASC”), has shared dispositive and voting power with respect to these shares. Because it is the parent holding company of ASC, ASC Holding Company, Inc. may be deemed to have the shared power to vote or direct the vote, and the shared power to dispose or direct the disposition, of all shares beneficially owned by ASC. Because he is the controlling stockholder of ASC Holding Company, Inc., Bradley L. Hasselwander may be deemed to have the shared power to vote or direct the vote, and the shared power to dispose or direct the disposition, of all shares beneficially owned by ASC

The following information with respect to beneficial ownership, as of January 23, 2026, of shares of common stock is furnished with respect to (i) each current Director and Director nominee of the Company, (ii) each executive officer named in the Summary Compensation Table appearing later in this Proxy Statement and (iii) all current Directors and executive officers as a group:

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of common stock outstanding

Emma S. Battle	8,307		*

John R. Belk	41,047		*

Kristina Cashman	18,767		*

James E. Goergen	-0-		*

Virginia W. Hamlet	15,120		*

J. Walter McDowell	18,463		*

Robert H. Spilman, Jr.	292,386	(1)	3.3%

William C. Wampler, Jr.	25,507		*

William C. Warden, Jr.	78,139	(2)	*

Bruce R. Cohenour	35,924	(3)	*

John E. Bassett III	52,663		*

J. Michael Daniel	53,481		*

Current Directors and executive officers as a group (12 persons)	639,804	(2)(3)	7.3%

*	Less than 1% of the outstanding common stock.
(1)	Includes 16,139 shares held by Mr. Spilman’s wife and 13,947 shares held in trust of which Mr. Spilman is beneficiary.
(2)	Includes 20,000 shares held in trust created by Mr. Warden’s spouse, in which Mr. Warden disclaims all beneficial interest.
(3)	Includes 8,509 shares held by Mr. Cohenour’s wife.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the nine nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the nine nominees including such substitutes as shall be designated by the Board of Directors.

The nine nominees for election as Directors are listed below. All of the nominees are currently members of the Board of Directors. All were elected to their current terms, which expire in 2026, at the Annual Meeting of Stockholders held on March 12, 2025, except for Mr. Goergen who was elected to the Board in July 2025, after being introduced by a former licensee, evaluated by the Chairman and the Nominating Committee and recommended to the Board by the Nominating Committee. Each nominee listed below was recommended by the Organization, Compensation and Nominating Committee and nominated by the Board of Directors. Each directed elected at the Annual Meeting will serve until our 2027 Annual Meeting of Stockholders or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director, if elected.

We are asking our stockholders to elect or re-elect each of our current directors at the Annual Meeting of Stockholders. The information set forth below includes, with respect to each nominee for election as Director, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Company, directorships held by each at other public companies during the past five years and the specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director. In addition, our Board believes that each individual below has demonstrated outstanding achievement in his or her professional career; broad experience; wisdom, personal and professional integrity; ability to make independent, analytical inquiries; experience with and understanding of the business environment; and willingness and ability to devote adequate time to Board duties.

Name and director since	Age	Occupation during past five years, directorships and qualifications

Emma S. Battle 2020	65

President and CEO of Market Vigor, LLC, a business services company she founded in 2003. Since 2017, she has served as the President and CEO of Higher Ed Works, a nonpartisan public charity that supports higher public education in North Carolina. From 2015 to 2017, Ms. Battle was Vice President, Client Success of Windsor Circle, an e-commerce marketing company. Previously, she served in executive and senior marketing roles at Red Hat and Sara Lee Branded Apparel (Hanesbrands). She currently serves on the Board of Advisors of Elon University’s Love School of Business, and on the Executive Leadership Board of the Frank Porter Graham Child Development Institute. Ms. Battle was a member of the Board of the Southeastern Wind Coalition from 2018 to 2021 and the Board of Directors of Primo Water Corporation (PRMW) from 2019 to 2020 and has been a member of the Boards of Directors of Unifi, Inc. (UFI) and Nu Skin Enterprises, Inc. (NUS) since 2021. Ms. Battle’s knowledge and expertise in e-commerce, digital technology, sales and marketing bring much needed skills to the Board as do her commitments to sustainability and social responsibility.

John R. Belk 2016	67

Private Investor. President and Chief Operating Officer of Belk, Inc., from 2004 to 2016. As former president of a major department store chain and a director of other public companies (including Harris Teeter Supermarkets, Inc. from 1997-2014) over the last twenty years, Mr. Belk’s knowledge of retail, real estate, emerging technologies, information security, merchandising and marketing is of great value to the Company, especially in the areas of retail and enhancing the consumer’s connection with our brand.

Name and director since	Age	Occupation during past five years, directorships and qualifications

Kristina Cashman 2007	59

Chief Executive Officer, Guy and Larry Restaurants, LLC since 2024; President and Chief Executive Officer, Cashman Restaurant & Retail Consulting since 2019; Chief Financial Officer, Hopdoddy Burger Bar, Inc. from 2014 to 2018; President of Guy and Larry Restaurants, Inc. from 2011 to 2014; Chief Financial Officer of Eddie V’s Restaurants, Inc. from 2006 through 2011; Chief Financial Officer and Secretary of P.F. Chang’s China Bistro, Inc. from 2001 to 2006; Director, Vera Bradley (VRA) since 2020 and Black Rock Coffee Bar (BRCB) since 2025. As president and CEO of one restaurant chain and chief financial officer of four restaurant chains over most of the last 25 years, including a public company, with her service on boards of other retailers and manufacturers, and as an audit manager with Ernst & Young LLP prior to her employment at P.F. Chang’s, Ms. Cashman brings development, management, financial and accounting experience to the Board and its Audit Committee.

James E. Goergen 2025	60

Chief Executive Officer, Ladco, LLC since 2024; CEO of Design Environments from 2022 to 2024; CEO of Martin Furniture from 2020 to 2022. Mr. Goergen’s extensive industry experience, particularly in interior design, sourcing and technology will enhance the Company’s strategic planning and operations. He also brings more than 20 years of C-level experience as a CEO and as a CFO with a strong background in finance and economics.

Virginia W. Hamlet 2018	63

Founder and owner of Hamlet Vineyards and Hamlet Kitchen; former director of the Harvest Foundation. Ms. Hamlet is well qualified to serve as a member of the Board of Directors due to her entrepreneurial and marketing background, her retail and online sales experience, her experience in residential and commercial architectural design, and her experience as a civic leader in the community.

J. Walter McDowell 2011	75

Private Investor; Business Consultant. Chief Executive Officer, Carolinas/Virginia Banking – Wachovia Corporation from 2005 to 2007. Mr. McDowell’s more than 35 years of experience at Wachovia, including as the head of a major division of the bank, and later in financial and business consulting, provides valuable perspectives into the protection and deployment of the Company’s balance sheet and into its banking relationships, and provides the Audit Committee with valuable insights into the analysis of the Company’s financial statements.

Robert H. Spilman, Jr. 1997	69

Chairman since 2016 and President and Chief Executive Officer of the Company since 2000; President and Chief Operating Officer of the Company from 1997 to 2000. Director, Dominion Energy, Inc. (D), from 2009 to present. Mr. Spilman’s 40-year career at the Company, including more than 20 years as Chief Executive Officer, gives him an in-depth knowledge of the Company and the furniture industry.

William C. Wampler, Jr. 2004	66

Managing Member of Wampler Consulting Group, LLC since 1995 and of WSWRS, LLC since 2017; former Executive Director, New College Institute (2012 to 2015); former member of the Senate of the Commonwealth of Virginia (1988 to 2012); Retired Colonel, U.S. Army Reserve. As a former member of the Senate of Virginia and being the former ranking member of the Finance Committee for his party, Mr. Wampler brings to the Board over 25 years of experience in leadership, developing consensus and balancing budgets.

Name and director since	Age	Occupation during past five years, directorships and qualifications

William C. Warden, Jr. 2004	73

Private Investor. Executive Vice President, Administration, Lowe’s Companies, Inc. (1996 to 2003). Chair – Board of Directors, Atrium Health Wake Forest Baptist. Through his senior management experience at a national retail chain, Mr. Warden brings to the Board expertise in real estate, legal, loss prevention and administrative matters that are particularly relevant to the Company’s retail operations.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our Board of Directors currently consists of nine directors. The Board of Directors has determined that each of Mses. Battle, Cashman and Hamlet, the Hon. Sen. Wampler and Messrs. Belk, Goergen, McDowell and Warden are independent, as defined by NASDAQ. The Board of Directors met 4 times during the 2025 fiscal year. Each Director attended at least 75% of the meetings of the Board of Directors and committees on which such Director served. It is the policy of the Company that Directors nominated for election should attend annual meetings of stockholders. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting, and all of the eight Directors who were then serving on and nominated for election to the Board attended last year’s annual meeting.

The Board of Directors currently has two standing committees: an Audit Committee and an Organization, Compensation and Nominating Committee. The charters for both of these committees are available on the Company’s website at www.bassettfurniture.com.

Audit Committee: The Audit Committee is composed of Mses. Battle and Cashman (chairman) and Messrs. Belk and McDowell. Among other things, the Audit Committee engages or dismisses independent auditors; approves all audit, audit-related and other auditor fees and services; reviews, evaluates and monitors the performance of audit activities; reviews periodic financial filings; and reviews internal audit activities. The Board of Directors has determined that each member of the Audit Committee meets the current independence and experience requirements contained in the listing standards of NASDAQ, including those applicable to audit committee members. The Board of Directors has also determined that each of Ms. Cashman and Messrs. Belk and McDowell is an “audit committee financial expert” as defined in the regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee met 6 times during the 2025 fiscal year.

Organization, Compensation and Nominating Committee: The Organization, Compensation and Nominating Committee is composed of Mr. Warden, Ms. Hamlet and the Hon. Sen. Wampler (chairman). The Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to best utilize the management resources to respond to the changing demands of the marketplace; reviews the individual performance of each Director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and recommends a slate of Directors for nomination to the Board. The Organization, Compensation and Nominating Committee met 3 times during the 2025 fiscal year.

Board Leadership Structure and Board’s Role in Risk Oversight. Robert H. Spilman, Jr. has served as the Company’s President and Chief Executive Officer since 2000 and also as Chairman of the Board since 2016. William C. Warden, Jr. currently serves as Lead Independent Director.

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Mr. Spilman has worked forty years for the Company, including the last twenty-five years as President and CEO, and was named Chairman of the Board in 2016. Mr. Spilman has extensive knowledge of our industry, generally, and the Company’s business in particular. We believe this background enhances the role of Chairman of the Board in the development of long-term strategic plans and serving as counsel to senior management in the implementation of such plans.

Mr. Warden, who currently serves on the Organization, Compensation and Nominating Committee and having previously served as Audit Committee chairman, was named Lead Independent Director in 2016. As Lead Independent Director, Mr. Warden is involved in the Board meeting agenda, consults with Board committee chairs, serves as liaison between the Chairman and the rest of the Board, presides during meetings of the Board in executive session and in the Chairman’s absence, and consults with the Chairman on stockholder and board matters.

Our Board of Directors believes that this leadership structure helps provide a well-functioning and effective balance between strong company leadership, an independent Lead Director and oversight by active, independent directors. For the above reasons, the Board of Directors believes the current leadership structure is appropriate for the Company.

Our Board of Directors also believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board meets with senior management at regular Board meetings to discuss strategy and risks facing the Company. Periodically, senior management delivers presentations to our Board or a Board committee regarding strategic matters and matters involving material risk.

While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. While Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, cyber and information security, and legal and regulatory compliance. The Audit Committee discusses with management and the independent auditor significant business, financial and legal risk exposures and the steps management has taken to monitor and control such exposure. As it continues to monitor and take steps to protect against, prevent and prepare to respond to cyber security threats, management reports on those efforts to the Audit Committee multiple times per year and at least annually to the Board. Several members of the Board, including members of the Audit Committee have significant exposure to information security, digital technology and cyber risk through firsthand experience in retail operations and online sales and marketing.

The Organization, Compensation and Nominating (OCN) Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, board organization, membership and structure, corporate governance and succession planning for our Directors and senior management. The OCN Committee is responsible for overseeing development and maintenance of human capital and reviews management’s workforce analysis, the results of which are shared with the Board.

Director Compensation

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash (1) ($)	Stock awards ($)(2)	Total ($)

Emma S. Battle	55,000	39,998	94,998

John R. Belk	55,000	39,998	94,998

Kristina Cashman	65,000	39,998	104,998

James E. Goergen	27,500	-0-	27,500

Virginia W. Hamlet	55,000	39,998	94,998

J. Walter McDowell	55,000	39,998	94,998

William C. Wampler, Jr.	60,000	39,998	99,998

William C. Warden, Jr.	70,000	39,998	109,998

(1)	Includes annual retainer fee, committee chairperson retainer fee and Lead Independent Director retainer fee.
(2)

Under the 2021 Stock Incentive Plan, each of the Company’s non-employee Directors elected to serve on March 12, 2025, received an award of 2,503 shares of restricted stock on March 12, 2025. These shares had a grant date fair value of $15.98 and will vest on March 12, 2026.

The Organization, Compensation and Nominating Committee is responsible for recommending director compensation to the Board of Directors. The following compensation arrangements have been recommended by the Organization, Compensation and Nominating Committee and approved by the Board of Directors.

Directors who are not employees of the Company receive an annual retainer fee of $55,000. The Lead Independent Director receives an additional annual retainer fee of $15,000, the chairperson of the Audit Committee receives an additional annual retainer fee of $10,000 and the chairperson of the Organization, Compensation and Nominating Committee receives an additional annual retainer fee of $5,000. Under the 2021 Stock Incentive Plan, each non-employee director received an annual grant of $40,000 in restricted stock following the 2025 Annual Meeting of Stockholders, except for Mr. Goergen who was not yet a Director. Directors who are also employees of the Company receive no additional compensation for serving as Directors.

Stock Ownership Guidelines

The Board established stock ownership guidelines for non-employee Directors receiving restricted stock. Non-employee Directors should not sell common stock of the Company until each non-employee Director accumulates and holds common stock of the Company with a minimum value equivalent to five times the Director’s annual retainer and other fees for the previous year. All non-employee Directors are in compliance with the stock ownership guidelines as of the end of fiscal 2025.

Policies and Procedures Governing Director Nominations

The Organization, Compensation and Nominating Committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current Board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the Company’s businesses, and decision-making ability) as are suited to the Company’s and the Board’s needs at the time. Although the Company has no diversity policy, the Board believes that diversity with respect to such factors as background, experience and skills is an important consideration in board composition.

Two members of the Organization, Compensation and Nominating Committee are selected each year to identify, screen, interview and submit Director candidates to the Organization, Compensation and Nominating Committee. Prospective candidates are typically identified by current non-management or former members of the Board. This process begins after an annual assessment and report by the Organization, Compensation and Nominating Committee to the full Board.

The Organization, Compensation and Nominating Committee will consider Director candidates recommended by stockholders. A stockholder requesting that a recommendation be reviewed by the Organization, Compensation and Nominating Committee should submit such information as the stockholder deems pertinent for service on the Board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate’s written consent to serve on the Board of Directors if nominated and elected. This information should be received by the Secretary of the Company at P.O. Box 626, Bassett, Virginia 24055, by December 11, 2026 for nominations to be made at the 2027 Annual Meeting of Stockholders.

Interested Party Communications with the Board of Directors

Interested parties, including security holders, may send communications to the Board of Directors by mailing the same addressed to the Board of Directors (or addressed to a specific individual Director), Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055. The Board of Directors, including a majority of the independent directors, has adopted a procedure for receiving and addressing such communications.

Code of Business Conduct

The Company maintains a Code of Business Conduct (the “Code”), which is administered by the Audit Committee and is applicable to all of the Company’s employees, officers and Directors. The purpose of the Code is to convey the Company’s policies and practices for conducting business in accordance with its commitment to applying high ethical standards to its business practice. Any waiver of the Code for executive officers or Directors will be made only by the Board of Directors or its Audit Committee and will be promptly disclosed. In support of the Code, the Company has provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including a process for making such reports anonymously.

The Code was adopted by the Board of Directors and is reviewed periodically by the Board of Directors. The Code is available for review on the Company’s website, www.bassettfurniture.com, and the Company will post any amendments to, or waivers for executive officers from the Code on that website. A copy of the Code may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any other filings with the SEC.

Other Transactions

The Company recognizes that transactions between Bassett and related persons present a potential for actual or perceived conflicts of interest. The Company’s general policies with respect to such transactions are included in its Code. As a supplement to the Code, the Audit Committee adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a “related person” has a material interest. Related persons include Directors, Director nominees, executive officers, 5% beneficial owners and members of their immediate families. The Audit Committee determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or a beneficial owner of less than 10% of that company’s outstanding stock or limited partnership interests, or both, and (ii) certain compensation arrangements that have either been disclosed in our proxy statement or approved by our Organization, Compensation and Nominating Committee, which administers the policy.

The Company collects information about potential related party transactions in its annual questionnaires completed by Directors and executive officers. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Organization, Compensation and Nominating Committee, which administers the policy. The Organization, Compensation and Nominating Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Organization, Compensation, and Nominating Committee determines that it is in, or is not inconsistent with, the best interests of the Company and its stockholders and in compliance with the Code.

A son (Tyler Bassett) of John E. Bassett, III is an employee of the Company and was paid $161,522 in salary and benefits in 2024, and $220,831 in salary, bonus and benefits in 2025. A daughter (Anne Spilman) of Robert H. Spilman, Jr. is an employee of the Company and was paid $147,847 in salary and benefits in 2024, and $214,756 in salary, bonus and benefits in 2025. A son (Robert H. Spilman III) of Robert H. Spilman, Jr. is an employee of the Company and was paid $168,025 in salary and benefits in 2024, and $233,239 in salary, bonus and benefits in 2025. These employment arrangements were reported to the Organization, Compensation, and Nominating Committee, which approved them in accordance with the above policy.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four Directors and operates under a written charter adopted by the Board of Directors and annually reassessed and updated by the Audit Committee, as needed, in accordance with applicable rules of the SEC and NASDAQ. Each of the members of the Audit Committee is independent, as defined by NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting and issuing their report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes. The Audit Committee also selects the Company’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required of auditors to be discussed by auditing standards generally accepted in the United States, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 29, 2025 filed with the Securities and Exchange Commission. The Audit Committee also recommends that the stockholders ratify the retention of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending November 28, 2026.

Audit Committee: Kristina Cashman, Chair Emma S. Battle John R. Belk J. Walter McDowell

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation paid to our executive officers as well as the objectives and material factors underlying our compensation policies and decisions. The information in this CD&A provides context for the compensation disclosures in the tables and related discussions that follow in this proxy statement. The Organization, Compensation and Nominating Committee of the Board, which oversees our executive compensation program, is referred to as the “Committee” in this CD&A. The terms “we” and “our” refer to Bassett Furniture Industries, Incorporated. When we refer to the “named executive officers” we are referring to the four individuals listed in the Summary Compensation Table appearing later in this proxy statement.

The Committee has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the Directors who comprise the Committee have developed executive compensation policies that are consistent with, and directly linked to, the Company’s business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the home furnishings environment.

Compensation Philosophy and Objectives

The primary goal of our executive compensation program is the same as our goal for operating the Company – to maximize corporate performance and thereby create value for our stockholders. To achieve this goal we have designed our executive compensation program to achieve the following objectives:

●	Attract and retain talented and experienced executives in our industry;

●	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

●	Align the interests of our executives and stockholders, by encouraging executives to increase stockholder value and rewarding executives when stockholder value increases; and

●	Motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and to reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive awards to provide a total compensation structure that is designed to encourage our executives to achieve these objectives. All of our executive employees are employed at-will.

Determining Executive Compensation

The Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. The Committee was appointed by our Board of Directors and consists entirely of Directors who are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and independent under the NASDAQ listing standards. The Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the Committee. The Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Our chief executive officer makes recommendations to the Committee regarding the salaries, bonus arrangements and equity grants, if any, for key employees, including all executive officers, except himself.

Based on the foregoing, the Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation. The decisions are reviewed by the full Board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy certain legal requirements.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in fiscal 2025 based on a number of factors including:

●	The roles and responsibilities of our executives;

●	The individual experience and skills of our executives;

●	The amounts of compensation being paid to our other executives;

●	Our executives’ historical compensation at our Company; and

●	Our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry, with advice from our independent compensation consultant, Korn Ferry. Our peer group for 2025 consisted of American Woodmark, Culp, Ethan Allen Interiors, Flexsteel Industries, Haverty Furniture, Hooker Furnishings, Kirkland’s, La-Z-Boy, Lovesac, Sleep Number and Purple Innovation. With advice from Korn Ferry, we added Sleep Number to our peer group for fiscal 2024, replacing Kimball International, which is no longer a publicly traded company. Bowflex was removed after its 2024 bankruptcy filing. When and if the acquisition of Kirkland’s, now The Brand House Collective (“TBHC”), by Bed Bath & Beyond is approved by TBHC’s shareholders later this year, TBHC will be removed from our peer group. In 2025, Korn Ferry performed a review of the Company’s peer group for the Committee to ensure that it appropriately reflects our competitors and market for executive talent.  With advice from Korn Ferry, we have added Tile Shop Holdings to our 2026 peer group.

During 2023, Korn Ferry, prepared for the Committee a report analyzing our named executive officers’ pay compared to our peers.  The analysis relative to our peer group found that total direct compensation (i.e., salary, annual bonus and equity incentives combined) was below the 25th percentile for our CEO and for our other named executive officers. Korn Ferry does not provide any other services to the Company and the Committee has determined that Korn Ferry’s work does not present any conflict of interest with the Company.

At the 2025 Annual Meeting of Stockholders, we received substantial support for the compensation of our named executive officers, with approximately 97% of the votes cast on the “say-on-pay” proposal approving such compensation.

Components of Total Compensation

In fiscal 2025, consistent with the Company’s policy that a substantial portion of each named executive officer’s potential cash compensation be based on performance, the annual performance-based bonus award target for such officers in fiscal 2025 ranged from 20% to 29% of total target cash compensation. Due to the Company’s performance, annual bonuses were paid to our named executive officers as discussed in more detail below. Last month, the third and final tranche vested for the long-term equity incentive awards we granted to our named executive officers in fiscal 2023, as described below under the section captioned “Long-Term Equity Incentive Awards.”

Elements of our Executive Compensation Program

Our executive compensation primarily consists of base salary, annual performance-based bonus awards and retirement benefits designed to promote long-term employment. The Committee also periodically grants long-term equity incentive awards when it feels appropriate, based on advice from its compensation consultant regarding market trends, comparable pay levels at our compensation peer group, retention factors and other considerations. The last equity awards to our executive officers were granted in fiscal 2023. We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and at a sufficient level to attract and retain top talent. Consistent with our emphasis on paying for performance and aligning our executives’ interests with those of our stockholders, our chief executive officer’s base salary was increased by 3.9% in fiscal 2023, with no increase in fiscal 2024 or 2025.

Annual Performance-Based Bonus Awards

The primary objectives of our annual performance-based bonus awards are to provide incentive for superior work, to motivate our executives toward higher achievement and business results, to tie our executives’ goals and interests to our stockholders’ and to enable us to attract and retain highly qualified individuals. Annual incentives are established for each executive based on our attainment of performance goals set by the Committee at threshold, target and maximum levels. When applicable, the bonus earned is calculated ratably from the threshold to the target and from the target to the maximum. No bonus is earned unless and until performance exceeds the threshold performance level. Company operating income has been the single performance measure for the eight fiscal years prior to 2022, and for 2024 and 2025. In 2022, we added consolidated net sales as an additional performance measure and in 2023 we added division measures. For the purposes of these awards, operating income, consolidated net sales and division measures are defined in the same manner as for financial reporting purposes. Having these performance measures for our executive officers is intended to align our executives’ focus on the Company’s overall improved profitability and sales growth. The performance levels required to earn the target level of bonus are based on the internal financial goals set in connection with our Board of Directors’ consideration and approval of our annual operating plan. Consistent with our emphasis on tying compensation to performance, bonus opportunities for executives are set at a significant percentage of base salary.

For fiscal 2025, the bonus opportunity for each of our named executive officers was based on operating income before bonus expense. Threshold, target and maximum performance goals for operating income were $3.64 million, $6.08 million and $8.81 million, respectively, of Company operating income. The bonus opportunities for the named executive officers expressed as a percentage of salary are shown in the table below. The dollar equivalents of these bonus opportunities are shown in the Grants of Plan-Based Awards table on page 17 of this proxy statement.

Bonus Opportunity as a Percentage of Base Salary

(rounded to the nearest percent)

Name	Threshold	Target	Maximum
Robert H. Spilman, Jr.	15%	41%	69%
Bruce R. Cohenour	10%	25%	43%
J. Michael Daniel	13%	33%	56%
John E. Bassett, III	13%	33%	56%

Our actual company operating income exceeded the maximum performance goal, which had been set at $8.81 million. As a result, our named executives earned an annual incentive for fiscal 2025, as shown in the Summary Compensation Table under the Non-Equity Incentive Plan column.

Long-Term Equity Incentive Awards

We periodically grant equity incentive awards in the form of performance-based and/or time-vesting restricted stock to align the interests of our executives with our stockholders by providing our executives with strong incentives to increase stockholder value. Such grants are designed to retain our executives, recognize and reward our executives for their contributions toward our long-term success, and further align their interests with those of our long-term stockholders by tying a portion of their compensation to the value of our common stock.

The chief executive officer recommends to the Committee the recipients and sizes of equity awards. In evaluating these recommendations, the Committee considers a number of factors including the Committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s future success and the level of incentive already provided by the number and terms of the executive officer’s existing stock incentive holdings. The grant date of any such equity award is the same date the Board of Directors or the Committee approves the award. Except for restricted share grants for two new hires, no grants have been made since January 2023.

We do not have any program, plan or practice to time stock option or other equity grants in coordination with the release of material non-public information.

Retirement Benefits

Our chief executive officer participates in the Company’s Supplemental Retirement Income Plan (the “Supplemental Retirement Plan”) and the Company’s Executive Officer Deferred Compensation Plan, both of which were established in 1984 for certain key executives employed at that time. The plans were intended to promote the long-term service of, and to provide benefits upon the retirement, death or disability of, the participants, of whom our chief executive officer is the only remaining employee.

Certain of the Company’s highly compensated or management level employees participate in the Bassett Furniture Industries, Incorporated Management Savings Plan (the “Management Savings Plan”). The Management Savings Plan is intended to provide financial security in retirement and to attract and retain high quality senior executives.

Each of these retirement plans are described in greater detail elsewhere in this proxy statement.

Other Components of Executive Compensation

Most benefits offered to executive officers are similar to those offered to all employees. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. In addition, the Company provides a limited number of perquisites to its executive officers. The Committee believes that its perquisites are reasonable and consistent with the overall executive compensation program. These perquisites may include such personal benefits as executive physicals and long-term disability insurance coverage.

Change in Control and Severance Arrangements

Our named executive officers are not entitled to any “single trigger” equity acceleration with a change in control. The 2021 Stock Incentive Plan includes a “double trigger” feature that provides that options and restricted stock awards will vest only upon a recipient’s qualifying termination of employment that occurs on or within two years after the date of a “change in control,” as defined in that plan, unless the award is not assumed by the acquiring or surviving company in such change in control. Accordingly, there are no outstanding unvested options or restricted stock awards that do not contain a double trigger. For this purpose, “qualifying termination of employment” means the recipient’s termination by the Company without cause or termination by the recipient for good reason.

In addition, the Company has entered into Employment Continuity Agreements with certain executive officers, including each of the named executive officers. The terms of the agreements, which are described in greater detail elsewhere in this proxy statement, generally provide for certain lump sum payments and continued benefits in the event that an executive is terminated without cause or resigns with good reason within specified periods following a change in control. The Committee believes that the foregoing arrangements will help the Company retain continuity of management during the uncertain period leading up to an actual or potential change in control by giving the executives certain assurances of financial security. Such assurances should result in the executives being less distracted by personal risks and better able to devote their full time and best efforts to the performance of their duties.

Each of the named executive officers also participate in the Bassett Furniture Industries, Incorporated Severance Program for Officers and Management Employees (the “Severance Program”). This program, which is described in greater detail elsewhere in this proxy statement, is designed to provide management with some assurances of financial security during difficult economic times. The Committee believes that these assurances will result in management being less distracted by the personal risks of being laid off and more focused on carrying out their duties to the best of their ability.

None of these change in control or severance arrangements provide for an excise tax gross-up.

Other Policies

Clawback Policy

In October 2023, the Board of Directors updated our compensation recovery (“clawback”) policy in accordance with new NASDAQ listing rules. Our clawback policy provides that we will seek to recover any erroneously awarded incentive-based compensation, on a non-fault basis, received by a “covered officer” (which term includes any current or former executive officer of the Company) during the three-year period preceding any date on which we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws. A copy of the clawback policy is available on our website, www.bassettfurniture.com.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for members of management who are recipients of long-term incentive stock awards. Recipients should not sell common stock of the Company until the following stock ownership levels are met:

Management Level	Value as a Multiple of Base Annual Salary
CEO	4x
Senior Vice President	2x
Other	1x

Unvested stock options and/or restricted shares are not considered toward ownership levels. The Committee may approve exceptions or waivers from these guidelines for recipients for charitable gifts, estate planning transactions, educational expenses, purchase of a primary residence, court ordered transactions or other instances in which the required ownership would result in a severe hardship with respect to the recipient. Each named executive officer is in compliance with the stock ownership guidelines.

Anti-Hedging and Pledging Policy

The stock ownership guidelines prohibit hedging transactions involving, and prohibit pledging of Company stock by officers and directors.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. However, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executives after 2016, other than pursuant to certain “grandfathered” compensation arrangements in effect on November 2, 2017. Compensation decisions for our named executive officers are driven by market competitiveness and the other factors described above in this CD&A and the Committee approves non-deductible compensation whenever it feels that corporate objectives justify the cost of being unable to deduct such compensation.

Compensation-Related Risk

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs, and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Incentive award targets and bonus opportunities are reviewed annually allowing the Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk.

EXECUTIVE COMPENSATION

The following table presents information with respect to total compensation of Bassett’s chief executive officer, its principal financial officer and its two other most highly compensated executive officers (the “named executive officers”) for the fiscal years ended November 29, 2025 and November 30, 2024.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	All other compensation ($)(1)	Total ($)
Robert H. Spilman, Jr.,	2025	485,000	0	0	0	334,500	7,000	826,500
Chief Executive Officer and President	2024	485,000	0	0	0	0	6,900	491,900

Bruce R. Cohenour,	2025	393,000	0	0	0	167,250	26,833	587,083
Senior Vice President	2024	393,000	0	0	0	0	26,366	419,366
and Chief Sales Officer

J. Michael Daniel,	2025	300,000	0	0	0	167,250	21,080	488,330
Senior Vice President	2024	286,250	0	0	0	0	20,305	306,555
and Chief Financial and Admin. Officer

John E. Bassett, III,	2025	300,000	0	0	0	167,250	18,688	485,938
Senior Vice President	2024	286,250	0	0	0	0	20,468	306,718
and Chief Operations Officer

(1)

No named executive officer received personal benefits in excess of $10,000 during fiscal 2025. This column also includes the value of any employer contributions to the Management Savings Plan for any named executive officer.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of plan-based awards.

		Estimated possible payouts under non- equity incentive plan awards			All other stock awards: number of shares of stock	Grant date value of stock and
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	or units (#)	option awards ($)

Robert H. Spilman, Jr. Annual Cash Incentive Stock Grant	1/15/2025	75,000	200,000	334,500	-

Bruce R. Cohenour Annual Cash Incentive Stock Grant	1/15/2025	37,500	100,000	167,250	-

J. Michael Daniel Annual Cash Incentive Stock Grant	1/15/2025	37,500	100,000	167,250	-

John E. Bassett III Annual Cash Incentive Stock Grant	1/15/2025	37,500	100,000	167,250	-

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the fiscal year-end number and terms of unexercised options and unvested restricted stock held by each of the named executive officers.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)

Robert H. Spilman, Jr.	0	0	-	-	1,000	15,530
			-	-
Bruce R. Cohenour	0	0	-	-	800	12,424
			-	-
J. Michael Daniel	0	0	-	-	800	12,424
			-	-
John E. Bassett, III	0	0	-	-	800	12,424

(1)

For Mr. Spilman, 1,000 shares are scheduled to vest on January 11, 2026. For the other named executive officers 800 shares are scheduled to vest each on the same date as Mr. Spilman’s shares are scheduled to vest.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning options exercised by, and stock awards that vested for, our named executive officers during fiscal 2025.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting (1)($)

Robert H. Spilman, Jr.	-	-	2,000	27,700

Bruce R. Cohenour	-	-	1,600	22,160

J. Michael Daniel	-	-	1,600	22,160

John E. Bassett, III	-	-	1,600	22,160

_______________

(1)	The value realized is calculated by multiplying the number of shares acquired on vesting by the market price of our common stock on the date of acquisition.

Supplemental Retirement Plan

The Supplemental Retirement Plan covers one current and certain former senior executives and was designed to promote long service as well as provide an additional retirement benefit. Upon retirement, the Supplemental Retirement Plan provides for lifetime monthly payments in an amount equal to 65% of the participant’s final average compensation as defined in the Supplemental Retirement Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a defined benefit plan that was terminated in 1977. There is no provision under the Supplemental Retirement Plan for a disability benefit if a participant’s employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Retirement Plan. The death benefit is divided into (a) prior-to-retirement death, which pays the beneficiary 50% of final average annual compensation for a period of 120 months, and (b) post-retirement death, which pays the beneficiary 200% of final 12 months’ compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement, except there is a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Retirement Plan in the event of an employment termination resulting from a change of control. The executive officer covered under this Supplemental Retirement Plan has waived participation in the Company’s group life insurance program.

Long-Term Cash Awards

In fiscal 2017, Messrs. Bassett, Cohenour and Daniel each received an LTC Award in the amount of $400,000 under the Management Savings Plan. The LTC Awards vested when the participant reached age 63, and will be payable in 10 equal annual installments following the participant’s death, disability or separation from service. We are accounting for the LTC Awards as a defined benefit pension plan.

Deferred Compensation Agreements

Mr. Spilman has entered into a Deferred Compensation Agreement with the Company pursuant to the Executive Deferred Compensation Plan. Under that agreement, Mr. Spilman deferred a portion of his compensation over the four-year period from 1985 to 1989.

In addition, on May 1, 2017, our Board of Directors, upon the recommendation of the Organization, Compensation and Nominating Committee, adopted the Management Savings Plan. The Management Savings Plan is an unfunded, nonqualified deferred compensation plan maintained for the benefit of certain highly compensated or management level employees.

The Management Savings Plan is an account-based plan under which (i) participants may defer voluntarily the payment of current compensation to future years (“participant deferrals”) and (ii) the Company may make annual awards to participants payable in future years (“Company contributions”). The Management Savings Plan permits each participant to defer up to 75% of base salary and up to 100% of any cash incentive compensation or other bonus, which amounts would be credited to a deferral account established for the participant. Such deferrals will be fully vested at the time of the deferral. Participant deferrals will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives made available under the Management Savings Plan. No “above market” crediting rates are offered under the Management Savings Plan. Each participant’s account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may receive distributions from the Management Savings Plan: (1) upon separation from service, in either a lump sum or annual installment payments over up to a 15 year period, as elected by the participant, (2) upon death or disability, in a lump sum, or (3) on a date or dates specified by the participant (“scheduled distributions”) with such scheduled payments made in either a lump sum or substantially equal annual installments over a period of up to five years, as elected by the participant. Participant contributions commenced during the third quarter of fiscal 2017. Company contributions will vest in full (1) on the third anniversary of the date such amounts are credited to the participant’s account, (2) the date that the participant reaches age 63 or (3) upon death or disability. Company contributions are subject to the same rules described above regarding the crediting of gains or losses from deemed investments and the timing of distributions.

Potential Payments Upon Termination of Employment or Change in Control

In January 2009, the Board of Directors adopted the Severance Program. All executive officers and other management employees participate in the Severance Program. Also, the Company entered into Employment Continuity Agreements with Messrs. Spilman and Bassett in January 2009, and with Messrs. Cohenour and Daniel in January 2014. The Severance Program and the Employment Continuity Agreements are described below.

Severance Program

Under the terms of the Severance Program, in the event that the participant’s employment is terminated by the Company for reasons other than “cause” or the participant’s death or disability, the participant will be entitled to receive:

•

a monthly cash payment equal to (A) the product of (i) the participant’s base salary, (ii) a severance multiplier and (iii) the participant’s years of service (less any other cash severance or pay in lieu of notice under any other severance program, including the Employment Continuity Agreements, or applicable law) divided by (B) the number of months in the participant’s severance period;

•	if the participant is an executive officer, a lump sum cash payment equal to the participant’s average annual performance bonus for the three fiscal years preceding the date of termination;

•

if the participant is an executive officer, the prorated portion of the participant’s actual annual performance bonus for the fiscal year in which the participant’s employment is terminated, payable in cash concurrently with the payment to other participants in the Company’s annual bonus plan;

•	continued health insurance coverage for the duration of the severance period; and

•	outplacement services for the period and up to the limits specified in the program.

The term “cause” means (i) the willful and repeated failure of the executive to perform substantially his or her duties (other than failure resulting from incapacity due to physical or mental illness), (ii) conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company, or (iii) the willful engagement in gross misconduct in violation of Company policy.

A participant’s total cash severance benefits may not exceed the maximum payout specified in the program for such participant.

The following chart sets out the severance multiplier, maximum payout, severance period and outplacement period and cost limit for each category of participants:

Job classification	Multiplier	Maximum payout	Severance period	Outplacement period and cost limit

President/CEO	.25	2 times Base Salary + Average Bonus	18 months	6 months
		+ Prorated Bonus		$15,000 limit

Senior Vice President	.125	1 times Base Salary + Average Bonus	12 months	3 months
		+ Prorated Bonus		$7,500 limit

Other Executive Officers	.125	.75 times Base Salary + Average Bonus	9 months	3 months
		+ Prorated Bonus		$7,500 limit

Non-Executive Officers	.0833	.50 times Base Salary	6 months	None

Other Management Employees	.0833	.25 times Base Salary	3 months	None

A participant’s entitlement to benefits under the Severance Program ceases upon the participant’s employment by a competitor.

Employment Continuity Agreements

Under the terms of the Employment Continuity Agreements, in the event that a “change in control” has occurred and the executive’s employment is terminated by the Company before the second anniversary thereof for reasons other than “cause,” death or disability or by the participant for “good reason” within the 90 day period following the “change in control,” the participant will be entitled to receive:

•

a lump sum cash payment equal to the product of the executive’s “required base salary” and a change in control severance multiplier (which is equal to two for the President and Chief Executive Officer and one for the other executives);

•

a lump sum cash payment equal to the executive’s most recently established target annual performance bonus plus the executive’s average annual performance bonus for the three fiscal years preceding the date of termination;

•	continued health insurance coverage for the duration of the severance period (which is 18 months for the President and Chief Executive Officer and 12 months for the other executives);

•	a lump sum cash payment equal to the present value of continued life insurance and long-term disability coverage for the duration of the severance period; and

•

outplacement services (for a period of six months and three months for the President and Chief Executive Officer and the other executives, respectively, with a cost limit of $15,000 and $7,500 for the President and Chief Executive Officer and the other executives, respectively).

The term “change in control” is defined for purposes of the Employment Continuity Agreements the same as it is under the Company’s Employee Stock Plan. Under the Employee Stock Plan, a “change in control” includes generally (i) the acquisition by an individual, an entity or a group of beneficial ownership or voting power of 30% or more of the Company’s outstanding common stock, (ii) certain changes in the constitution of the Company’s Board of Directors that have not been approved by the current Board, (iii) stockholder approval of a reorganization, merger or consolidation in which the then-current stockholders cease to own at least 75% of the then outstanding shares of common stock, (iv) stockholder approval of a complete liquidation or dissolution of the Company and (v) the sale or other disposition of all or substantially all of the assets of the Company. An executive’s “required base salary” means the higher of (i) his base salary in effect immediately prior to the change in control and (ii) his highest base salary at any point in time after the change in control. The term “good reason” means (i) a material reduction in the executive’s base salary below the required base salary, (ii) a material diminution in the executive’s authority, duties or responsibilities, (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or other employee if the executive reported to the Board of Directors prior to the change in control; (iv) a material diminution in the budget over which the executive retains authority; or (v) a change at the request of the employer in the executive’s principal work location of more than 50 miles; in each case provided the executive gives notice to the employer of the existence of such condition within 30 days of its initial existence and the employer has not remedied the condition within 30 days of such notice. The term “cause” has the same meaning as under the Severance Program.

The Employment Continuity Agreements may be amended or terminated by the Board of Directors at any time; provided that the agreements cannot be terminated or amended after the occurrence of a change in control, and provided further that the agreements cannot be terminated or amended in a manner that would adversely affect the rights of participants after the Board of Directors has knowledge of a potential change in control unless and until the Board of Directors has determined that such potential change in control will not be consummated and the Board of Directors does not have knowledge of any other potential change in control.

General

Each of the Severance Program and the Employment Continuity Agreements provides for severance benefits to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary. In addition, severance benefits are subject to reduction to avoid any excise tax on excess “parachute payments” under Section 280G of the Internal Revenue Code. All employees who accept benefits under the Severance Program or the Employment Continuity Agreements will be required to sign a release of claims and will be subject to certain covenants, including a one-year non-solicitation agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of November 29, 2025 with respect to shares of common stock that may be issued under existing equity compensation plans. All equity compensation plans currently in place have been approved by the stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans Approved by Stockholders	0	N/A	322,109	(1)
Equity Compensation Plans Not Approved by Stockholders(2)	N/A	N/A	N/A
Total	0	N/A	322,109	(1)

(1)	Includes 16,991 shares remaining available for issuance under the 2017 Employee Stock Purchase Plan and 305,118 shares remaining available for issuance under the 2021 Stock Incentive Plan
(2)	There are no equity compensation plans in place not approved by stockholders.

PAY VERSUS PERFORMANCE

The following table shows the past three fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (TSR), and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules.  In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of November 29, 2025 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(2)	Average Compensation Actually Paid to Non- PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”) (4)	Net Income (Loss) 000s
2025	$826,500	$827,800	$520,450	$521,490	$107	$6,100
2024	$491,900	$485,570	$344,213	$339,149	$112	$(9,695)
2023	$533,750	$526,540	$361,134	$355,366	$116	$(3,171)

(1) The amounts in this column reflect the summary compensation table totals for Mr. Spilman for fiscal years 2023, 2024 and 2025.

(2) The amounts in this column reflect the average summary compensation table totals of our non-CEO NEOs, which includes for 2024 and 2025 Messrs. Cohenour, Daniel and Bassett and for and 2023 Messrs. Cohenour, Daniel, Bassett and David C. Baker.

(3) SEC rules require certain adjustments be made for Summary Compensation Table totals to determine compensation “actually paid” as reported in the Pay versus Performance table. The following tables detail these adjustments.

(4) Total shareholder return (TSR) is determined based on the value of an initial fixed investment of $100.

Year	Executives	Summary Compensation Table Total	Deduct Reported Value of Equity Awards(a)	Add Equity Award Adjustments(b)	Compensation Actually Paid
		($)	($)	($)	($)

2025	CEO	826,500	0	1,300	827,800
	Other NEOs	520,450	0	1,040	521,490

2024	CEO	491,900	0	(6,330)	485,570
	Other NEOs	344,213	0	(5,064)	339,149

2023	CEO	533,750	52,650	45,440	526,540
	Other NEOs	361,134	42,120	36,352	355,366

(a)	The amounts in this column represent the grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

i.	the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

ii.

the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

iii.	for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;

iv.	for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year);

v.

for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

vi.

the dollar value of any dividends or other earnings paid on equity awards In the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The amounts deducted or added in calculating the equity award adjustments are as follows:

		Unvested Awards		Vested Awards
Year	Executive	Year end fair value of equity awards granted during the year and outstanding and unvested at year end	Year over year change in fair value of outstanding and unvested equity awards at year end	Fair value as of vesting date of equity awards granted and vested in the year	Change as of vesting date from prior year end of prior awards that vested during year	Deduct forfeited awards (fair value at end of prior year)	Value of dividends or other earnings paid	Total equity award adjustments
		($)	($)	($)	($)	($)	($)	($)

2025	CEO	0	300	0	1,000	0	0	1,300
	Other NEOs	0	240	0	800	0	0	1,040

2024	CEO	0	(4,200)	0	(2,130)	0	0	(6,330)
	Other NEOs	0	(3,360)	0	(1,704)	0	0	(5,064)

2023	CEO	49,890	(3,980)	0	(470)	0	0	45,440
	Other NEOs	39,912	(3,184)	0	(376)	0	0	36,352

Relationship of Pay and Performance Measures*

*Compensation Actually Paid (“CAP”)

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During 2025, the Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 29, 2025. As a result of this process, effective as of April 7, 2025, the Audit Committee dismissed Ernst & Young LLP (“EY”) as the Company’s then-current independent registered public accounting firm and approved the appointment of Grant Thornton LLP as the Company’s independent registered public account firm for the fiscal year ending November 29, 2025.

EY’s audit reports on the Company’s consolidated financial statements for the fiscal years ended November 30, 2024 and November 25, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended November 30, 2024 and November 25, 2023, and the subsequent interim period from December 1, 2024 through April 7, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in its reports on the Company’s consolidated financial statements for such fiscal years. In addition, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended November 30, 2024 and November 25, 2023, or in the subsequent period from December 1, 2024 through April 7, 2025.

During the fiscal years ended November 30, 2024 and November 25, 2023, and in the subsequent interim period from December 1, 2024 through April 7, 2025, neither the Company nor anyone on its behalf has consulted with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has selected Grant Thornton LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 28, 2026. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Grant Thornton LLP is considered well qualified. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. A representative of EY is not expected to be present at the Annual Meeting.

Audit and Other Fees

Audit Fees. The aggregate fees billed by Ernst & Young LLP for audit services (audit of the Company’s annual financial statements, audit of internal control over the Company’s financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q, and assistance with and review of SEC filings) for fiscal year 2025 and fiscal year 2024 were $180,000 and $1,112,500, respectively.

The aggregate fees billed by Grant Thornton LLP for audit services (audit of the Company’s annual financial statements, audit of internal control over the Company’s financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q, and assistance with and review of SEC filings) for fiscal year 2025 were $643,000.

Audit-Related Fees. There were no fees billed for audit-related services by either Ernst & Young LLP or Grant Thornton LLP in fiscal year 2025 and fiscal year 2024 not otherwise reported in the preceding paragraph.

Tax Fees. The aggregate fees billed by Ernst & Young LLP in fiscal year 2025 and fiscal year 2024 for tax-related services were $401,000 and $346,600 respectively. Tax compliance services accounted for $269,000 of the fees billed in fiscal year 2025 and $270,100 of the fees billed in fiscal year 2024.

All Other Fees. In fiscal year 2024, the Company paid an additional $5,500 to Ernst & Young LLP for a subscription to its online accounting research tool. None of the services provided by Ernst & Young LLP consisted of financial information systems design or implementation services. No other fees were paid to Grant Thornton LLP.

The Audit Committee considered whether, and determined that, the auditor’s provision of non-audit services was compatible with maintaining the auditor’s independence. In accordance with provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve audit any non-audit services when the Audit Committee is not in session. Any decisions by the chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services described above were pre-approved by the full Audit Committee.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 28, 2026, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Grant Thornton LLP, the selection of independent public accountants will be reconsidered by the Audit Committee. Even if the proposal is approved, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm to serve as independent auditor at any time during the year.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the Annual Meeting of Stockholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, and Pay for Performance, is hereby APPROVED.

The primary goal of our executive compensation program is the same as our goal for operating the Company – to maximize corporate performance and thereby create value for our stockholders. To achieve this goal we have designed an executive compensation program based on the following principles:

●	Paying for performance – A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.

●

Alignment with the interests of stockholders – Equity awards align our executives’ financial interests with those of our stockholders by providing value to our executives if the market price of our stock increases.

●	Attracting and retaining top talent – The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

We believe the design and operation of our compensation program effectively incorporates these principles, as illustrated by the following:

●

In recognition of disruptive marketplace trends threatening the traditional furniture industry for the last several years and to keep fixed costs under control, the base salaries of our executives have changed only modestly in recent years. For example, our chief executive officer’s salary increased by 3.9% during fiscal 2023, with no increase in fiscal 2024 or 2025.

●

Our last grants of performance-based long term equity incentive awards, which also were time-vested, were made in 2018 and vested in 2021. Since then we have made two modest grants of time-vesting restricted stock in 2022 and 2023, each vesting ratably over three years, and ranging from 10% to 16.5% of salary for our named executive officers. Similar grants were made at the same times in 2022 and 2023 to several members of management in order to retain talent. Given the current challenges in the furniture industry, we feel the executive pay mix is in line with shareholders’ long-term interests.

For a detailed description of our executive compensation policies and programs and how they are designed to motivate superior performance, we urge stockholders to read the Compensation Discussion and Analysis and Executive Compensation sections in this proxy statement beginning on page 11. The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Organization, Compensation and Nominating Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

Recommendation

Our Board of Directors recommends a vote FOR the above advisory resolution approving the compensation paid to our named executive officers, as disclosed in this proxy statement, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO THE BASSETT FURNITURE INDUSTRIES, INCORPORATED 2017 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, there will be submitted to stockholders a proposal to approve the amendment (the “Amendment”) of the Company’s 2017 Employee Stock Purchase Plan (the “Existing Employee Plan” and, together with the Amendment, the “Employee Plan”) for the benefit of the employees of the Company and participating subsidiaries, to increase the number of shares of common stock reserved and available for issuance thereunder from 250,000 to 450,000. The Board of Directors believes that the Amendment is in the best interest of the Company and its stockholders and employees. The Existing Employee Plan originally was adopted by the Board of Directors and approved by the stockholders in 2017. The Amendment was adopted by the Board of Directors on January 14, 2026 and will become effective as of March 11, 2026 if approved by the stockholders.

The Employee Plan is designed to encourage and assist a broad spectrum of the Company’s employees to acquire an equity interest in the Company through the purchase of common stock by means of payroll deductions. The Board of Directors believes that the employees’ participation in the ownership of the Company enhances their interest in the success and progress of the Company. The Board of Directors also believes that the Employee Plan assists the Company in recruiting and retaining employees. The Employee Plan is intended to be qualified under Section 423 of the Internal Revenue Code of 1986, as amended.

The following description of the Employee Plan is not intended to be complete and is qualified in its entirety by the complete text of the Employee Plan (as amended by the Amendment), which is attached to this Proxy Statement as Exhibit A.

Administration

The Employee Plan is administered, at the Company's expense, by the Organization, Compensation and Nominating Committee of the Board of Directors (the "Plan Committee"). The Plan Committee has the authority to interpret the Employee Plan, to make and revise rules and regulations relating to it and to make all other determinations in administering the Employee Plan. The Plan Committee may delegate some of its routine administrative duties to Company management.

Shares Issuable Pursuant to the Plan

The number of shares of common stock that may be issued under the Employee Plan initially was 250,000 shares. As of December 31, 2025 employees had purchased 238,748 shares of our common stock under the Existing Plan, and only 11,252 shares remained for purchase. Upon effectiveness of the Amendment, the maximum number of shares of common stock that may be issued under the Employee Plan will be 450,000 (subject to equitable adjustments to reflect any stock splits, stock dividends or other changes affecting the common stock), an increase of 200,000 from the number of shares authorized to be issued under the Existing Employee Plan, resulting in 211,252 shares being available for future purchase.

Eligibility

Any employee of the Company or its subsidiaries designated by the Plan Committee for participation is eligible to participate in the Employee Plan if he or she is customarily employed for 20 hours or more per week and for more than five months per calendar year, except that no employee may participate if, immediately after a purchase under the plan, the employee would own 5% or more of the Company's common stock. However, the Plan Committee may exclude from participation such executive officers of the Company or its subsidiaries as the Plan Committee may determine. Approximately 1,200 employees currently are eligible to participate.

Purchase of Common Stock

Shares of common stock will be offered under the Employee Plan through a series of successive three-month offering periods, coinciding generally with calendar year quarters. The commencement date and the duration of an offering period may be changed by the Plan Committee with prior notice, provided that no offering period may exceed 27 months in length. If the Amendment is approved by the stockholders, the next offering period will begin on April 1, 2026. As of the last day of each offering period, the Company's transfer agent automatically applies the funds then in the participant's account to the purchase of shares of common stock. Shares purchased under the Employee Plan are held by the Company's transfer agent in separate investment accounts for each participating employee. The purchase price for each share is 85% of the lower of the fair market value of the common stock on The Nasdaq Stock Market on (i) the first day of the offering period or (ii) the last day of the offering period. If the number of shares that would otherwise be purchased at the end of an offering period exceeds the number of shares remaining available under the Employee Plan, the number of shares so purchased will be reduced pro rata. The fair market value of the common stock on January 23, 2026, the latest practicable date prior to the filing of this proxy statement, was $15.84 per share.

Payment of Purchase Price; Withdrawal of Funds

The purchase price of the shares acquired under the Employee Plan is accumulated by payroll deductions during the offering period, and is increased by any dividends paid during the offering period which the participant has elected to reinvest. The minimum contribution is $5 per weekly payroll period and $25 per monthly payroll period. A participant may increase or decrease the amount of his or her payroll deduction by filing the appropriate form at least 30 days prior to the beginning of the offering period in which the change is to become effective. Any dividends in the participant’s investment account on the last day of the offering period that cannot be used to purchase shares will be distributed to the participant in cash.

No employee may accrue the right at any time to purchase common stock at a rate exceeding $25,000 in fair market value in any one calendar year. An employee also cannot acquire more than 2,000 shares during any offering period. This includes shares purchased via any reinvested cash dividends as well as payroll deductions.

A participant may withdraw from the Employee Plan at any time by filing the appropriate form at least 30 days prior to the payroll period in which participation is to end, with the withdrawal being effective as of the end of that payroll period. A withdrawing employee may not participate in the Employee Plan again until the end of the next completed offering period. If a participant dies or retires or if his or her employment is terminated for any reason, the employee's participation in the Employee Plan will end effective immediately. Following the termination of an employee's participation as described above, the transfer agent will refund to the employee (or in the case of death, to his or her estate), the amount of the employee's uninvested payroll deductions. Any shares of common stock that have been credited to the employee’s investment account will continue to be held in the account until the employee (or in the case of death, his or her beneficiary) requests that the shares be sold or, after the applicable holding period has lapsed, transferred to the employee’s own broker. The transfer agent will sell any fractional shares on the open market and remit the proceeds to the employee or his or her beneficiary or estate by check or electronic transfer. Any cash dividends paid while shares remain in the employee’s investment account will be distributed to the employee in cash and may not be used to purchase additional shares under the Employee Plan.

Non-transferability

The right of an eligible employee to participate in the Employee Plan is not transferable and is exercisable during the employee's lifetime only by him or her.

Amendment and Termination of the Plan

The Board of Directors may at any time amend the Employee Plan in any respect without the approval of the stockholders, except that without stockholder approval, no amendment to the Employee Plan may be made that increases the number of shares issuable under the Employee Plan (other than equitable adjustments for changes in capitalization) or permits persons other than employees to participate in the Employee Plan.

The Employee Plan and all rights of employees under the Employee Plan will terminate on the date that participating employees become entitled to purchase a number of shares greater than or equal to the number of shares remaining available under the Employee Plan. In addition, the Board of Directors may terminate the Employee Plan at any time, in its discretion, after the completion of any offering period.

United States Federal Income Tax Information

The Employee Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Employee Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period or more than one year after the applicable purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain, taxed at a maximum rate of 20%. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Employee Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

New Plan Benefits

Since benefits under the Employee Plan depend on the amount that each eligible employee elects to purchase under the Employee Plan, as well as the future fair market value of the common stock, it is not possible to determine the benefits or amounts that will be received by eligible employees under the Employee Plan following its amendment.

The table below shows, as to each of our named executive officers included in the Summary Compensation Table, all current executive officers as a group, and all employees as a group (including all current officers who are not executive officers), the number of shares of common stock purchased under the Employee Plan during the 2025 plan year. Such purchases were made quarterly, at an average purchase price over all four quarters of $12.86 per share.

Name and Position	Aggregate Number of Shares Purchased
Mr. Spilman, CEO and President	-0-
Mr. Cohenour, SVP and Chief Sales Officer	466.26
Mr. Daniel, SVP and Chief Financial and Administrative Officer	1,400.26
Mr. Bassett, SVP and Chief Operations Officer	1,682.85
All current executive officers as a group	3,741.69
All employees as a group	25,810.98

Recommendation

The Board of Directors recommends a vote FOR the approval of the Amendment to the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the Proxy Statement

Any proposal that a stockholder intends to present for action at, and to be included in the proxy statement for, the 2027 Annual Meeting of Stockholders (“2027 Annual Meeting”) must be received by the Company not later than October 15, 2026, in order for the proposal to be included in the proxy statement and form of proxy for the 2027 Annual Meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

Other Stockholder Proposals and Nominations

The Company’s Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than December 11, 2026, for nominations to be made at the 2027 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our bylaws must comply with the additional requirements of Rule 14a-19(b). A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than October 2, 2026 for business to be acted upon at the 2027 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2027 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals received by the Company after October 2, 2026.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 29, 2025, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNITURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

EXHIBIT A

BASSETT FURNITURE INDUSTRIES, INCORPORATED

2017 EMPLOYEE STOCK PURCHASE PLAN

(as proposed to be amended)

1.	Purpose of Plan.

The purpose of the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan (the “Plan”) is to enhance employee interest in the success and progress of Bassett Furniture Industries, Incorporated (“Bassett” or the “Company”), by encouraging employee ownership of Common Stock, $5.00 par value, of the Company (“Common Stock”). The Plan provides the opportunity to purchase Bassett Common Stock at a discount to the market price on the Purchase Date through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be administered in accordance with the requirements of that Section.

2.	Eligible Employees.

Any employee (the existence of the employment relationship between an individual and the Company will be determined under Treasury Regulation Section 1.421-1(h)) of the Company or its subsidiaries designated by the Plan Committee (as defined below) for participation is eligible to participate in the Plan, except employees:

(a)	whose customary employment is less than 20 hours per week or five months or less in any calendar year; or
(b)

who own, or are considered as owning under Code Section 424(d), 5% or more of the total combined voting power or value of all classes of stock of the Company or any participating subsidiary, including the Common Stock that would otherwise be purchased during the Offering Period (as defined in Section 6)

(c)

who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code) if (i) participation in the Plan or by a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

For any Offering Period, the Plan Committee may also exclude all highly compensated employees within the meaning of Section 414(q) of the Code) of the Company, or such highly compensated employees as have compensation above a certain threshold, or who are officers or subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, provided such exclusion is applied in an identical manner to all employees of the Company and every subsidiary whose employees are eligible for the Offering Period.

Employees eligible to participate in the Plan as defined in this Section 2 are referred to as “Eligible Employees.”

3.	Election to Participate

Participation in the Plan is voluntary. Each employee who is an Eligible Employee may participate in the Plan by completing and delivering to the Company’s Human Resources department an Enrollment/Change/Withdrawal Form. The completed Enrollment/ Change/Withdrawal Form must be received by the Human Resources department no later than thirty (30) days prior to the beginning of a payroll period in order to participate in the Plan for that payroll period and subsequent payroll periods. Eligible Employees who elect to participate in the Plan in accordance with this Section 3 are referred to herein as “Participating Employees.” Participating Employees may be asked to complete a beneficiary designation form. A Participating Employee may change a beneficiary designation form under procedures established by the Plan Committee.

By electing to participate in the Plan, a Participating Employee authorizes the Company to withhold the amount designated by the Participating Employee on the Enrollment/ Change/Withdrawal Form from the Participating Employee's paycheck for the next and subsequent payroll periods after timely submission of the Enrollment/Change/Withdrawal Form. A Participating Employee may only increase or decrease his or her payroll deduction by timely filing a new Enrollment/Change/Withdrawal Form at least thirty (30) days prior to the beginning of the Offering Period in which the increase or decrease is to become effective. So long as the Plan remains in effect, once an Eligible Employee enrolls in the Plan, he or she will automatically continue participation on the same basis, unless he or she elects to change deduction amounts, withdraws from participation in the Plan, or becomes ineligible to participate in the Plan. Changes in deduction amounts or participation in the Plan must be communicated in writing to the Company’s Human Resources department through timely submission of a new Enrollment/Change/Withdrawal Form.

4.	Investing in the Plan.

Elections for Plan investments must be made in whole dollar amounts and specified on the Enrollment/Change/Withdrawal Form. The minimum dollar amount for payroll deductions is $5.00 per pay period for employees who are paid weekly and $25.00 per pay period for employees who are paid monthly. The Plan Committee may change these minimums at any time for future Offering Periods.

5.	Use of Funds; No Interest Paid.

All funds received by the Company under the Plan may be included in the general funds of the Company and may be used by the Company for any corporate purpose. No separate account or trust fund must be established to hold funds received under the Plan. No interest will be paid to any Participating Employee for amounts invested in the Plan.

6.	Purchases of Common Stock Under the Plan.

As of each Purchase Date (defined below), each Participating Employee will be deemed to have purchased, without any further action, a number of whole and fractional shares of Common Stock determined by dividing the amount of his or her payroll deductions for the preceding Offering Period (as defined below), plus any dividends paid during such Offering Period on shares held in the Participating Employee’s Investment Account which the Participating Employee has elected to reinvest (collectively, “Available Funds”), by the Purchase Price. Fractional shares purchased will be combined with subsequent purchases under the Plan to make whole shares where possible. Common Stock will be purchased for the Participating Employee and credited to the Participating Employee’s account as soon as practicable after the close of an Offering Period (the “Purchase Date”). If a Participating Employee is subject to any limitation under the Plan that would prevent the full use of his or her Available Funds to purchase Common Stock on a Purchase Date, the remaining Available Funds shall be returned to the Participating Employee without interest. No Available Funds will be carried forward between Offering Periods. Any payroll deductions or cash dividends in the account that are not used on a Purchase Date will be distributed to the Participating Employee without interest.

Offering Periods begin on the first trading day on or after the beginning of each calendar year quarter, and end on the last trading day immediately preceding the commencement date of the following Offering Period, (each, an “Offering Period”). The Plan Committee has the power to change the commencement dates and/or duration of an Offering Period with respect to any future Offering Period if the change is announced at least fourteen (14) days prior to the scheduled beginning of the Offering Period to be affected; provided that no Offering Period shall exceed 27 months in duration.

7.	Purchase Price.

The Purchase Price for each share of Common Stock purchased under the Plan for an Offering Period (the “Purchase Price”) will be eight-five percent (85%) of the lesser of the Fair Market Value of the Common Stock on (x) the first day of the Offering Period or, (y) the last day of the Offering Period.

“Fair Market Value” of the Common Stock will be determined by the Plan Committee by any reasonable means, including (a) if the Common Stock is listed for trading on a national securities exchange or is quoted in the over-the-counter market, the last sales price on the appropriate date or (b) if the Common Stock is not listed for trading on a national securities exchange or quoted in the over-the-counter market on the basis of last sales prices, but is traded in the over-the-counter market, the average of the bid and asked prices for the Common Stock at the close of business on the appropriate date.

8.	Investment Accounts.

All shares purchased under the Plan will be maintained by the Plan’s administrator (“Administrator”) in separate investment accounts (“Investment Accounts”) for each Participating Employee. Each Investment Account may be in the name of the Participating Employee, or if he or she so indicates on the Enrollment/Change/Withdrawal Form, in the Participating Employee’s name jointly with a member of the Participating Employee’s family, with right of survivorship. An employee who is a resident of a jurisdiction that does not recognize a joint tenancy may have an Investment Account as tenant in common with a family member, without right of survivorship.

9.	Sale or Transfer of Common Stock.

A Participating Employee may sell any Common Stock in their Investment Account at any time after purchase, subject to limitations, if any, imposed by applicable laws and procedures instituted by the Company, but may not otherwise transfer any Common Stock out of the account or receive shares in kind until after the end of the holding period applicable to such shares under Section 423 of the Code has lapsed. Until the applicable holding period has lapsed, a sale may be made only through the Administrator. After the applicable holding period has lapsed, a sale may be made through the Administrator or by the employee’s own broker. Any sale or transfer is subject to any commission or other sales or transfer charges, which shall be paid by the Participating Employee.

10.	Limitation on Number of Shares that an Employee May Purchase.

No employee may purchase, or accrue the right to purchase, more Common Stock through the Plan than the lesser of (a) at a rate that exceeds $25,000.00 of the Fair Market Value for any one calendar year, or (b) 2,000 shares per Offering Period. This includes shares purchased via any reinvested cash dividends as well as payroll deductions.

11.	Shares Reserved for the Plan.

There will be reserved for issuance and purchase by employees under the Plan an aggregate of 450,000 shares of Common Stock, subject to adjustment as provided in Section 12. Shares subject to the Plan will be shares authorized but unissued. If reserved shares are not purchased by a Participating Employee for any reason or if a right to purchase terminates as provided in the Plan, the unpurchased shares will again become available for issuance under the Plan unless the Plan has been terminated, but the unpurchased shares will not increase the aggregate number of shares reserved for purchase under the Plan.

12.	Adjustment in Case of Changes Affecting the Company's Stock.

If the outstanding shares of Common Stock are subdivided or split, or a stock dividend is paid thereon, the number of shares reserved under this Plan will be adjusted proportionately, and the other provisions of the Plan may be adjusted as the Board of Directors of the Company may deem necessary or equitable. If any other change affecting the Common Stock occurs, the Board of Directors may make such adjustments, as they deem equitable to give proper effect to such event.

13.	Right as a Stockholder; Dividends.

When at least one whole share of Common Stock is deemed purchased for a Participating Employee’s account, the employee will have all of the rights or privileges of a stockholder of the Company with respect to whole shares purchased under the Plan whether or not certificates representing full shares are issued. Any cash or stock dividend or other distribution on Common Stock held in a Participating Employee’s Investment Account will be credited to the account.

A Participating Employee may elect whether to receive any cash dividends credited to his or her Investment Account during an Offering Period in cash or have them held in his or her Investment Account as Available Funds until the next Purchase Date and applied toward the purchase of shares on such date at the discounted price, subject to applicable Plan limits. Any dividends that cannot be used at the next Purchase Date will be distributed to the Participating Employee in cash. Following a Participating Employee’s withdrawal from the Plan or termination of employment, any future cash dividends on the shares remaining in the Participating Employee’s Investment Account will be distributed to the Participating Employee in cash and may not be used to purchase additional shares under the Plan.

Proxy information will be provided for each meeting of the Company’s stockholders so that each Participating Employee may vote his or her shares in accordance with his or her instructions. If no written or electronic instructions are received on a timely basis, the voting of shares in the account will be governed by the rules and policies of the NASDAQ and the Securities and Exchange Commission.

14.	Rights Not Transferable.

The right to participate in the Plan (including the right to make payroll deductions and the right to make purchases of Common Stock) is not transferable by a Participating Employee and is exercisable during his lifetime only by him.

15.	Withdrawing from the Plan.

A Participating Employee may withdraw from the Plan at any time by properly completing and delivering an Enrollment/Change/Withdrawal Form to the payroll department at least thirty (30) days prior to the payroll period in which participation is to end, with the withdrawal being effective as of the end of that payroll period and thereafter. After a Participating Employee properly withdraws from the Plan, the Administrator will deliver to the withdrawing employee the balance of his or her uninvested payroll deductions as soon as practicable after withdrawal. The Administrator also will continue to hold whole shares of Common Stock in the employee’s Investment Account until the employee requests the shares be sold by the Administrator or, after the end of the applicable holding period, transferred to the employee’s own broker. The Administrator will sell any fractional shares on the open market and remit the proceeds by check or electronic transfer. Any amounts withheld from a Participating Employee’s paycheck that are not invested at the time of withdrawal will be returned to the Participating Employee without interest. A withdrawing employee may not participate in the Plan again until the next Offering Period after the one in which the employee withdrew. To rejoin the Plan, a new Enrollment/ Change/Withdrawal Form must be submitted.

16.	Death, Retirement or Termination of Employment

If a Participating Employee dies or retires or if his or her employment is terminated for any reason, the Participating Employee’s participation in the Plan will end effective immediately and the amount of the employee’s uninvested payroll deductions will be refunded without interest to the employee, or in the case of death to his or her designated beneficiary or beneficiaries (or if no beneficiary is designated, to his or her estate). The Administrator also will continue to hold whole shares of Common Stock in the employee’s Investment Account until the employee requests the shares be sold by the Administrator or, after the end of the applicable holding period, transferred to the employee’s own broker. The Administrator will sell fractional shares on the open market and remit the net proceeds by check or electronic transfer.

17.	Administration of the Plan.

The Plan will be administered, at the Company’s expense, by the Organization, Compensation and Nominating Committee of the Board of Directors or any successor committee appointed by the Board of Directors (the “Plan Committee”). Subject to the express provisions of the Plan, the Plan Committee will have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons unless determined otherwise by the Board of Directors. The Plan Committee may delegate the day-to-day administration of the Plan and may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

18.	Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that no amendment shall be made increasing the number of shares to be reserved under the Plan (other than as provided in Section 12), or otherwise requiring shareholder approval under the Code or applicable listing requirements, without obtaining shareholder approval. No amendment will be permitted that will cause the Plan to fail to meet the requirements of Section 423 of the Code.

19.	Termination of the Plan.

The Plan and all rights of employees under the Plan will terminate: (a) on the Purchase Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase (and no such additional shares shall then be purchased); or (b) at any time, at the discretion of the Board of Directors, after the completion of any Offering Period. If the Plan terminates under clause (a), reserved shares remaining as of the termination date will be sold to Participating Employees on a pro rata basis.

20.	Effective Date of Plan.

The Plan was approved by the Board of Directors on January 11, 2017 and shall become effective upon March 8, 2017, the date of the Company’s 2017 annual meeting of shareholders, assuming it is approved by the shareholders at such meeting. The first Offering Period under the Plan shall be the first calendar quarter commencing after the Plan becomes effective.

21.	Laws and Regulations.

The Plan and all rights and obligations of the Company and Participating Employees under the Plan are subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by and regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

22.	ERISA

The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

23.	No Continued Employment

The Plan does not confer any rights of continued employment upon any employee of the Company or any of its subsidiaries.

ANNUAL MEETING OF STOCKHOLDERS OF

BASSETT FURNITURE INDUSTRIES, INCORPORATED

March 11, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930030300000000000 7 031126

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Emma S. Battle
- ○ John R. Belk
- ○ Kristina Cashman
- ○ James E. Goergen
- ○ Virginia W. Hamlet
- ○ J. Walter McDowell
- ○ Robert H. Spilman, Jr.
- ○ William C. Wampler, Jr.
- ○ William C. Warden, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY will be voted as specified herein and unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR ratification of the selection of the independent registered public accounting firm, FOR the advisory vote regarding the stockholder approval of compensation paid to certain executive officers and FOR the approval of the amendment to the Company's 2017 Employee Stock Purchase Plan.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

Please mark, sign, date and return the proxy card using the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Proxy Solicited by the Board of Directors for the

The undersigned hereby appoints Robert H. Spilman, Jr. and Jay R. Hervey, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Stockholders of the Company to be held on March 11, 2026, at 10:00 a.m. Eastern Time, via webcast only at https://meetings.lumiconnect.com/200-283-394-171 (password: bassett2026), and at any adjournments or postponements thereof. **The Board of Directors recommends voting FOR ALL NOMINEES in the election of directors and FOR proposals 2, 3, and 4.**

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

BASSETT FURNITURE INDUSTRIES, INCORPORATED

March 11, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://meetings.lumiconnect.com/200-283-394-171 (password: bassett2026) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930030300000000000 7 031126

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Emma S. Battle
- ○ John R. Belk
- ○ Kristina Cashman
- ○ James E. Goergen
- ○ Virginia W. Hamlet
- ○ J. Walter McDowell
- ○ Robert H. Spilman, Jr.
- ○ William C. Wampler, Jr.
- ○ William C. Warden, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY will be voted as specified herein and unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR ratification of the selection of the independent registered public accounting firm, FOR the advisory vote regarding the stockholder approval of compensation paid to certain executive officers and FOR the approval of the amendment to the Company's 2017 Employee Stock Purchase Plan.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

Please mark, sign, date and return the proxy card using the enclosed envelope.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.